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Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190 TELEPHONE: +1.216.586.3939 • JONESDAY.COM

May 6, 2026
Marathon Petroleum Corporation
539 South Main Street
Findlay, Ohio 45840-3229
Re:Registration Statement on Form S-3 Filed by Marathon Petroleum Corporation
Ladies and Gentlemen:
We have acted as counsel for Marathon Petroleum Corporation, a Delaware corporation
(the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate aggregate initial offering price or number of: (i) senior debt securities of the Company (“Senior Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for other Securities (as defined below); (ii) subordinated debt securities of the Company (“Subordinated Debt
Securities” and, collectively with the Senior Debt Securities, “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for other Securities; (iii) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (iv) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for other Securities;
(v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or other securities of the Company (“Warrants”); (vi) contracts to purchase Common Stock or other securities of the
Company at a future date or dates (“Stock Purchase Contracts”); and (vii) units consisting of a
Stock Purchase Contract and Debt Securities or debt obligations of third parties, including
United States treasury securities, securing the holders’ obligations to purchase the securities under the Stock Purchase Contracts (“Stock Purchase Units”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit
(as the same may be amended from time to time, the “Registration Statement”).  The Debt
Securities, Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts and Stock
Purchase Units are referred to herein collectively as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the
“Securities Act”).
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such
Marathon Petroleum Corporation
May 6, 2026

opinions. Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.The Senior Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
2.The Subordinated Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
3.The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of
Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.
4.The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of
Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.
5.The Warrants, upon receipt by the Company of such lawful consideration therefor as the
Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
6.The Stock Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
7.The Stock Purchase Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
In rendering the foregoing opinions, we have assumed that: (i) the Registration
Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange
Marathon Petroleum Corporation
May 6, 2026

Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Restated Certificate of Incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”), and applicable law; (iv) the
Company will issue and deliver the Securities in the manner contemplated by the Registration
Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then-remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the
Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Warrant
Agreement, Purchase Contract Agreement or Stock Purchase Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.
With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i)(A) any Senior Debt Securities will have been issued pursuant to the indenture, dated as of February 1, 2011 (as amended, supplemented or otherwise modified from time to time, the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust
Company, N.A., as trustee, (B) any Subordinated Debt Securities will have been issued pursuant to an indenture that has been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Subordinated Indenture” and each of the
Senior Indenture and the Subordinated Indenture, an “Indenture”) and (C) each of the Senior
Indenture and the Subordinated Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the
Company and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.
With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certification of designation amending the Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.
Marathon Petroleum Corporation
May 6, 2026

With respect to any Securities consisting of Warrants, we have further assumed that:
(i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”)
to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the
Company and the Warrant Agent; and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the
Warrant Agreement.
With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Stock Purchase
Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract
Agent”) will have been authorized, executed and delivered by the Company and the Purchase
Contract Agent; and (ii) the Stock Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the
Purchase Contract Agreement.
With respect to any Securities consisting of Stock Purchase Units, we have further assumed that: (i) the stock purchase unit agreement, approved by us, relating to the Stock
Purchase Units (the “Stock Purchase Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase unit agent (the “Stock Purchase
Unit Agent”) will have been authorized, executed and delivered by the Company and the Stock
Purchase Unit Agent; (ii) the Stock Purchase Units will be authorized, executed and delivered by the Company and the Stock Purchase Unit Agent in accordance with the provisions of the Stock
Purchase Unit Agreement; and (iii) each component of such Stock Purchase Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the Stock Purchase Unit
Agreement.
The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the
Company and others.  The opinions expressed herein are limited to the laws of the State of New
Marathon Petroleum Corporation
May 6, 2026

York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration
Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day